(a)(6)

ING Variable Portfolios, Inc.

ARTICLES OF AMENDMENT

ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation hereby amends its Articles of Amendment and Restatement as currently in effect (the “Charter”), in accordance with Section Second (8) and (9)(vii), to dissolve the following Series of the Corporation:

ING VP International Equity Portfolio

SECOND: The amendment to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and outstanding shares, and all authorized but unissued shares of each portfolio of stock of the Corporation.

THIRD: Immediately prior to the effectiveness of the Charter amendment set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Global Science and Technology Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Growth Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus LargeCap Portfolio	Class I	200,000,000

	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Index Plus MidCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus SmallCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP International Equity Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Small Company Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Value Opportunity Portfolio	Class I	100,000,000

	Class S	100,000,000

FOURTH: Immediately following the effectiveness of the Charter amendment set forth in Article FIRST, the shares of stock of the Corporation are designated as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Global Science and Technology Portfolio	Class I	100,000,000

	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Growth Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus LargeCap Portfolio	Class I	200,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus MidCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus SmallCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Small Company Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Value Opportunity Portfolio	Class I	100,000,000

	Class S	100,000,000

FIFTH: The amendment to the Charter of the Corporation herein set forth was duly approved by a majority of the entire Board of Directors and made pursuant to Section 2-603 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Variable Portfolios, Inc.

	/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety, Esq.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President, Chief/ Principal Financial Officer and Assistant Secretary
Dated:	November 29, 2007

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